MANAGEMENT CONTRACT

         THIS AGREEMENT dated this 19th day of February, 1993 between Pioneer Tax-Free State Series Trust, a Massachusetts business trust (the "Trust"), and Pioneering Management Corporation, a Delaware corporation, (the "Manager").

                               W I T N E S S E T H

         WHEREAS, the Trust is registered as an open end, diversified, management investment company under the Investment Company act of Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended.

         WHEREAS, the parties hereto deem it mutually advantageous that the Manager should assist the Trust's Board of Trustees and officers in the management of the securities portfolio of each time (individually, a "Portfolio" and collectively, the "Portfolios").

         NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Manager do hereby agree as follows:

         1. The Manager is authorized to buy and sell securities and to designate brokers to carry out such transactions, subject to the following limitations. The Manager may not:

          a. make any purchase the cost of which exceeds funds currently available for a Portfolio;

          b. make any purchase that would violate any fundamental policy or restriction with respect to a Portfolio in the Information as in effect from time to time.

         2. Further, the Manager's discretion is limited by the following general rules:

          a. notice of each purchase or sale of securities for the account of a Portfolio shall be forwarded promptly to each Trustee;

          b. if any three Trustees disapprove in writing of any transaction within forty-eight hours after dispatch of such notice, the Manager shall immediately repurchase or resell the security involved in such transaction, as the case may be, at the expense and risk of the Trust;
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          c.   all  transactions  will be made at the best  price and  execution available.

         3. The Manager, at its own expense, shall furnish to the Trust office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the affairs and investments and supervising the keeping of the books of the Trust with respect to the Portfolios, and shall arrange, if desired by the Trust, for members of the Manager's organization to serve as officers or agents of the Trust.

                  The Manager shall pay directly or reimburse the Trust for: (i) the compensation (if any) of the Trustees who are affiliated with, or interested persons of, the Manager and all officers of the Trust as such; and (ii) all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Manager or by the Trust in connection with the management of the investment and reinvestment of the assets of the Portfolios, and management of the affairs and assets of the Trust with respect to the Portfolios.

                  The Trust shall assume and shall pay: (i) charges and expenses for determining from time to time the value of the Trust's net assets and the keeping of its books and records; (ii) the charges and expenses of auditors;
(iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Portfolios; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust with respect to the Portfolios to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust with respect to the Portfolios; (ix) distribution fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation of those Trustees of the Trust who are not affiliated


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with or interested  persons of the Manager,  the Trust (other than as Trustees),
The Pioneer Group, Inc. or Pioneer Funds Distributor, Inc.; (xi) taxes and other governmental charges, if any; (xii) interest on borrowed money, if any; and
(xiii) bookkeeping and appraisal charges.

         4. The Trust shall pay to the Manager, as compensation for the Manager's services hereunder, .60% per annum of each Portfolio's average daily net assets. The management fee payable hereunder shall be computed daily and paid monthly.

         5. Either party hereto may, without penalty, terminate this Agreement by vote of its Board of Directors or its Board of Trustees, as the case may be, or by vote of a majority of its outstanding voting securities and the giving of 60 days' written notice to the party.

         6. This Agreement shall terminate on June 30 of any year, beginning on June 30, 1994, in which its terms and renewal shall not have been approved by a majority vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or interested persons (as the term "interested persons" is defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval.

         7. Except as provided in Section 6 hereof, this Agreement shall continue in full force and effect until terminated by one of the parties hereto as provided in Section 5 hereof.

         8. This Agreement shall automatically terminated in the event of its assignment. For purposes of this Agreement, the terms "assignment" shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

         9. This Agreement shall become effective as of the date of execution hereof.

         10. The Manager and its directors, officers, agents, employees and stockholders may engage in other businesses and may render investment advisory services to other investment companies or to any other corporation, association, firm, individual account.

         11. Nothing in this Agreement shall be deemed to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the Trust.

         12. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and


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

of any and every nature whatsoever, including without limitation, liabilities arising in connection with the agreement, if any, of the Trust or its Trustees set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied out of the assets of the Portfolio affected thereby first and then of the Trust and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities. The Trust's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts. Such Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.

ATTEST:                                     PIONEER TAX-FREE STATE SERIES
                                            TRUST


/s/Joseph P. Barri                          By:/s/John F. Cogan, Jr.
Joseph P. Barri                             John F. Cogan, Jr.
Secretary                                   President


ATTEST:                                     PIONEERING MANAGEMENT CORPORATION



/s/Joseph P. Barri                          By:/s/David D. Tripple
Joseph P. Barri                             David D. Tripple
Secretary                                   Executive Vice President